PROXY
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints R.L. LAMB, V.E. BRILL and G.C. HUNTER, or any of them, with power of substitution, as attorneys and proxies to appear and vote all the shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the John Q. Hammons Convention Center, 3615 South Range Line, in the City of Joplin, State of Missouri, on Wednesday the 26th day of April, 1995, at 10:30 A.M., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse hereof.


The Board of Directors recommends a vote FOR items (1) and (2).

   (1) The election of directors
       FOR the election of Directors in accordance with the provisions of the accompanying proxy statement (except as marked to the contrary below) [ ]

       WITHHOLD AUTHORITY to vote for all nominees listed below [ ] (Instruction: You may withhold authority to vote for any individual nominee by striking a line through the nominee's name below:) Class II (to serve until the 1998 Annual Meeting): V.E. Brill, R.C. Hartley and F.E. Jeffries.

   (2) Approval of the Company's 1996 Stock Incentive Plan.

                     [ ] For     [ ] Against    [ ] Abstain

   (3) Upon any other matter which may properly come before the meeting in their discretion.

   Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be voted FOR items (1) and (2).

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement annexed thereto and of the Company's Annual Report for 1994.

                                    Dated: ______________________________ , 1995

                                    ____________________________________________

                                    ____________________________________________

                                    Signature(s)  of  Stockholder   Signature(s)
                                    should be the same as name or names shown hereon. Executors, administrators, trustees, etc., should so indicate when signing.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
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